                                                                  EXHIBIT 10.68

                              RESIGNATION AGREEMENT
                           AND FULL AND FINAL RELEASE

     Carrington Laboratories, Inc. ("Carrington") and Bill H. McAnalley ("McAnalley") hereby agree upon a compromise and full and final settlement of all issues and disputes between them on the terms set forth below:

     1. Resignation. McAnalley hereby voluntarily resigns from his position of Senior Vice President of Research for Carrington effective February 24, 1995.

     2. Salary and Benefits. In accordance with Carrington's existing policies, McAnalley has received or will receive the following pay and benefits regardless of whether he enters into this Agreement: (i) payment of McAnalley's regular base salary through February 24,1995, less all normal withholdings; (ii) payment for all accrued and unused vacation leave through February 24, 1995, less all normal withholdings; and (iii) payment of the stock portion of McAnalley's 1994 Management Incentive Compensation bonus. In addition, Carrington will settle promptly all authorized reimbursable business expenses, if any, when McAnalley has submitted appropriate documentation to Carrington.

     3. Special Separation Benefits. In consideration of the General Release, Nondisparagement, and Confidentiality Obligations provisions of this Agreement, and contingent upon McAnalley's acceptance of the terms of this Agreement, Carrington offers to continue to employ McAnalley as an inactive employee at a salary of $6,250 per month, payable in accordance with its normal payroll practices and subject to normal withholdings, from February 25, 1995, until the earlier to occur of the following two dates: (i) the date McAnalley obtains Alternative Employment; or (ii) February 24, 1996 (the earlier date is hereinafter referred to as the "Employment Termination Date"). For the purposes of this Agreement, "Alternative Employment" means any arrangement whereby McAnalley agrees to provide services, whether as an employee, independent contractor, or otherwise, to any person or entity other than Carrington for remuneration if the arrangement either: (i) requires McAnalley to work at least thirty hours per week; or (ii) provides total compensation to McAnalley, including but not limited to wages, salaries, bonuses, and benefits, at a rate that is equal to or greater than $100,000 per year. The period from February 25, 1995, through the Employment Termination Date is hereinafter referred to as the "Inactive Period." In addition, should McAnalley secure Alternative Employment before February 24, 1996, Carrington will pay to McAnalley a bonus of $75,000, subject to normal withholdings.

     4. Employee Benefit Plans. In consideration of the General Release, Nondisparagement, and Confidentiality Obligations provisions of this Agreement, and contingent upon McAnalley's acceptance of the terms of this Agreement, Carrington offers to continue McAnalley's eligibility to participate in any group insurance or stock purchase plans offered by Carrington, subject to the terms of each such plan and provided he timely pays any cost that he would be required as an employee to pay in connection therewith, until the Employment Termination Date. Unless earlier terminated in accordance with the terms of any such plan, McAnalley's participation in all such plans shall terminate on the Employment Termination Date,

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

except to the extent (if any) that he is entitled, and elects, to continue insurance coverage thereafter at his own expense pursuant to the Consolidated Omnibus Budget Reconciliation Act.

     5. Special Consulting Benefits. In consideration of the General Release, Nondisparagement, and Confidentiality Obligations provisions of this Agreement, and contingent upon McAnalley's acceptance of the terms of this Agreement, if as of February 24, 1996, the Inactive Period has not ended by reason of McAnalley having obtained Alternative Employment, then Carrington offers to retain McAnalley as a consultant at a rate of pay of $6,250 per month from February 25, 1996, until the earlier to occur of the following two dates: (i) the date McAnalley obtains Alternative Employment; or (ii) February 24, 1999 (the earlier date is hereinafter referred to as the "Consulting Termination Date"). The period, if any, during which McAnalley is retained in such a consultant capacity is hereinafter referred to as the "Consulting Period." During the Consulting Period, McAnalley acknowledges and agrees that he will be acting as an independent contractor and that he will be responsible for any self-employment, social security, or other taxes required by law to be paid regarding the fees paid to him by Carrington.

     6. Notification. McAnalley agrees to notify Carrington in writing immediately upon obtaining Alternative Employment. Except as expressly provided in this Agreement, McAnalley is not and will not be entitled to receive any other compensation or payment from Carrington by reason of or in connection with his employment with Carrington or the termination thereof.

     7. Services. During the Inactive Period and, if any, the Consulting Period, McAnalley agrees to make himself available to Carrington from time to time, and to perform for Carrington upon reasonable request by Carrington, services (hereinafter referred to as the "Services"). The Services shall include such services as McAnalley performed for Carrington prior to McAnalley's resignation as Senior Vice President of Research.

     8. Authority. Alter February 24, 1995, McAnalley has not been and will not be obligated or authorized, and has not held himself out and shall not hold himself out as being authorized, to make any representations, enter into any contracts, commitments, or obligations, or perform any other acts of any kind whatsoever on behalf of Carrington. McAnalley also has not been and will not be authorized to hold himself out as an agent or active employee of Carrington after February 24, 1995.

     9. Stock Options. In consideration of McAnalley's agreement to all of the terms and conditions of this Agreement, Carrington hereby accelerates the maturity of all existing options heretofore granted him by Carrington to purchase shares of Carrington's common stock, so that all of such options, to the extent they have not already expired or been exercised, shall be exercisable in full from the Effective Date of this Agreement (as defined in Section 17 hereof) through the Employment Termination Date. McAnalley understands that all of such options will expire on the close of business on the 30th day following the Employment Termination Date, except to the extent that they are earlier exercised or terminated in accordance with their terms.

        If any of the options that expire because of the termination of McAnalley's employment with Carrington have exercise prices that are in excess of the closing price per share

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

of Carrington's common stock on the American Stock Exchange (the "Amex") or the NASDAQ National Market System ("NASDAQ"), as the case may be, on the date of expiration of such options (or, if such date is not a trading date on the Amex or NASDAQ, then on the trading date next following such expiration date [the applicable date being hereinafter called the "Issue Date"]), Carrington will issue to McAnalley, effective as of the Issue Date, a Common Stock Purchase Warrant (the "Warrant"), in substantially the form attached to this Agreement as Exhibit A, entitling him to purchase the same number of shares of Carrington's common stock that he was entitled to purchase under such options immediately prior to their expiration (the "Warrant Shares"), at an exercise price equal to the closing price per share of Carrington's common stock on the Amex or NASDAQ, as the case may be, on the Issue Date for a period of four years from the Issue Date.

        McAnalley understands and acknowledges that the Warrant and any Warrant Shares that he purchases upon exercise thereof have not been and will not be registered under any state or federal securities laws. McAnalley represents, warrants and agrees that if the Warrant is issued to him, he will acquire the Warrant and any Warrant Shares that he purchases upon exercise thereof for investment and without a view to the distribution thereof and will execute and deliver to Carrington, at the time of the issuance of the Warrant to him and upon each exercise of the Warrant, an investment letter satisfactory to Carrington.

     10. General Release. McAnalley and his family members, heirs, successors, and assigns (hereinafter referred to collectively as the "Releasing Parties") hereby release, acquit, and forever discharge Carrington and its shareholders, officers, directors, Fiduciaries, agents, servants, employees, representatives, attorneys, insurers, successors, and assigns (hereinafter referred to collectively as the "Released Parties") from any and all claims, demands, and causes of action of every kind and character, whether vicarious, derivative, or direct, that any of the Releasing Parties now has or may hereafter have or assert against any or all of the Released Parties growing out of, resulting from, or connected in any way with McAnalley's employment or the termination of his employment with Carrington, including but not limited to any and all claims for damages (actual, exemplary, liquidated, or unliquidated), back pay, future pay, deferred compensation, bonuses, commissions, severance payments, vacation and leave benefits, unreimbursed business expenses, overtime compensation, reinstatement or priority placement, past and future medical or other employee benefits for McAnalley or his dependents, employee retirement benefits, contributions to company-sponsored 401(k) plans (except as presently vested in any savings plan sponsored by Carrington in which McAnalley is a participant), medical and counseling costs, injunctive relief, declaratory relief, attorney's fees, costs of court, disbursements, interest, or any other form whatsoever of legal or equitable relief to which any of the Releasing Parties claims or might claim entitlement as a result of any alleged act or omission of any of the Released Parties, including but not limited to any alleged unlawful age discrimination or any other form of unlawful employment discrimination, retaliation, wrongful termination, breach of contract (express or implied), tortious interference with contract, promissory estoppel, detrimental reliance, negligent or intentional infliction of emotional distress, negligent hiring and supervision, assault, battery, defamation of character, any alleged act of harassment or intimidation, negligent or intentional misrepresentation or fraud, invasion of privacy, or any other intentional or negligent tort, or any alleged violation of the Age Discrimination in Employment

Act of 1967, Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the public policy of the United States, the State of Texas, or any other state, or any other federal or state statutory or common law, or any other alleged adverse employment action by any of the Released Parties, and all other loss, expense, or detriment of every kind and character, whether past or future, that any of the Releasing Parties may have sustained or may hereafter sustain by reason of any act or omission of any of the Released Parties growing out of, resulting from, or connected in any way with McAnalley's employment or the termination of his employment with Carrington. This general release does not apply to any rights or claims that may arise after the date this Agreement is executed by McAnalley.

     11. Nondisparagement. McAnalley shall not make any statements, orally or in writing, or engage in any other acts that would directly or indirectly cause any harm or damage to Carrington or any of the other Released Parties, including, but not limited to, directly or indirectly, (i) making any derogatory statement whatsoever with regard to the validity or enforceability of any of the claims of any of Carrington's current patents or, more specifically, stating or representing to any person that any of Carrington's current patents, or any of the claims of any of Carrington's current patents, are invalid or unenforceable for any reason whatsoever; (ii) promoting, instigating, encouraging, cooperating, assisting, or participating in any way whatsoever in any claim or proceeding (judicial or administrative, including any proceeding in the United States Patent and Trademark Office) in any way contesting or challenging the enforceability or validity of any of the claims of any of the current Carrington patents for any reason whatsoever, including, but not limited to, any request for reissue or reexamination of any Carrington patent, in whole or in part; or
(iii) claiming, challenging, or contesting in any way or manner whatsoever, either judicially or administratively (including, but not limited to, any request for reissue or reexamination of any Carrington patent in the United States Patent and Trademark Office), the validity or enforceability of any of the claims of any of the Carrington patents.

     12. Confidentiality Obligations. McAnalley acknowledges and confirms all agreements and obligations, including the obligation of confidentiality, set forth in that certain Employee's Confidentiality and Invention Agreement by and between Carrington and McAnalley dated May 21,1991 (the "Confidentiality Agreement"). In addition, McAnalley agrees that the terms of this Agreement shall be and remain confidential, and shall not be disclosed by him to any person other than his spouse, attorney, and accountant or tax return preparer if such persons have agreed to keep such information confidential, and except as may be required by law or judicial process.

     13. Effect of Breach. McAnalley acknowledges and agrees that should he or any of the other Releasing Parties breach any of their obligations set forth in this Agreement, (i) Carrington will have no further obligation to comply with its undertakings in Sections 3, 4, or 5 hereof, but that all of the other provisions of this Agreement shall remain in full force and effect; (ii) McAnalley may be required to repay any payments made to him and reimburse Carrington for any payments made on his behalf or for his benefit pursuant to Sections 3, 4, or 5 hereof; (iii) the Releasing Parties also may be liable for any of the Released Parties' damages caused by the breach, including without limitation their costs and attorney's fees incurred in defending claims brought in breach of this Agreement or bringing claims to enforce this Agreement; and
(iv)

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

Carrington may terminate and cancel the Warrant, refuse to issue any shares upon any attempted exercise thereof, and require McAnalley to return to Carrington the Warrant and any and all shares previously issued to him upon his exercise thereof or, if any of such shares have been sold, the proceeds of sale thereof.

     14. Effect and Use of Agreement. McAnalley agrees that this Agreement does not in any manner constitute an admission of liability or wrongdoing on the part of Carrington or any of the other Released Parties, but that Carrington expressly denies any such liability or wrongdoing and enters into this Agreement in compromise and settlement of a disputed claim for the sole purpose of avoiding trouble, litigation and expense. McAnalley further agrees that, except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceeding as an admission of any kind by Carrington or any of the other Released Parties.

     15. Representation Regarding Certain Laws. McAnalley understands and acknowledges that various state and federal laws (including the Age Discrimination in Employment Act of 1967) prohibit discrimination in employment based on sex, race, age, color, national origin, religion, disability, citizenship and veteran status, and that the law also prohibits breach of contract (express or implied) and intentional or negligent tortious conduct.

     16. Effective Period of Offer. Carrington's offer of the terms set forth in this Agreement will expire at midnight on the twenty-first day following the date of Carrington's execution of this Agreement, i.e., on March 17, 1995. McAnalley may accept this offer at any time before such expiration by executing this Agreement and returning it to Carrington.

     17. Effective Date of Agreement. This Agreement will become effective and enforceable seven (7) days after McAnalley's execution and delivery to Carrington of this Agreement (the "Effective Date"). At any time before the Effective Date, McAnalley may revoke his acceptance of this Agreement.

     18. Consultation With An Attorney. Carrington hereby advises McAnalley to consult an attorney before executing this Agreement.

     19. Representation Regarding Meaning and Execution of the Agreement. McAnalley further acknowledges and represents that he has read this Agreement, that he has had the opportunity to have this Agreement read and explained to him by his attorney, that he fully understands the meaning and effect of his action in executing this Agreement, and that his execution of this Agreement is knowing and voluntary.

     20. Miscellaneous. McAnalley and Carrington agree that this Agreement and the Confidentiality Agreement (a) contain and constitute the entire understanding and agreement between them regarding the subject matter hereof;
(b) contain captions and definitions that are included only for convenience of reference and are not intended and shall not be construed to change the express provisions of this Agreement; (c) supersede and cancel any previous negotiations, agreements, commitments and writings regarding the subject matter of this

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

Agreement; (d) may not be released, discharged, abandoned, supplemented, changed or modified in any manner except by a writing of concurrent or subsequent date signed by both parties hereto; (e) are binding on and shall inure to the benefit of McAnalley, his heirs, successors and assigns, and Carrington and its successors and assigns, and that the terms of Section 10 hereof shall inure to the benefit of all of the Released Parties; and (f) shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States. McAnalley and Carrington further agree that (i) if any provision of this Agreement is held to be unenforceable, such provision shall be considered to be separate, distinct, and severable from the remaining provisions of this Agreement and shall not affect the validity or enforceability of such remaining provisions, all of which shall remain in full force and effect; and (ii) if any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         SIGNED on the dates shown below.

                                                   CARRINGTON LABORATORIES, INC.

Dated: February 24, 1995                           By:
                  Karl H. Meister                     --------------------------
                  President and CEO

Dated:                           , 1995
      ---------------------------         --------------------------------------
         Bill H. McAnalley

                                                                       EXHIBIT A

NOTICE: THE WARRANTS REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY JURISDICTION. THESE WARRANTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS HEREOF. THE WARRANTS REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CANCELLATION AND TERMINATION UNDER CERTAIN CIRCUMSTANCES PURSUANT TO A RESIGNATION AGREEMENT AND FULL AND FINAL RELEASE DATED ________________, 1995 BETWEEN THE COMPANY AND THE WARRANTHOLDER.

Void after

                          CARRINGTON LABORATORIES, INC.

                          Common Stock Purchase Warrant

     CARRINGTON LABORATORIES, INC. (the "Company") hereby certifies that for valuable consideration, the receipt of which is hereby acknowledged, BILL H. McANALLEY (the "Warrantholder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time after ________________, 19____, and before 5:00 p.m. Dallas, Texas time on
_________________________ (the "Expiration Date"), ______________________
(________) fully paid and non-assessable shares of Common Stock of the Company at the price of $________ per share (the "Purchase Price"); provided, however, that the Warrants represented by this instrument are subject to cancellation and termination under certain circumstances pursuant to a Resignation Agreement and Full and Final Release dated ________________, 1995 between the Company and the Warrantholder.

     As used herein, the following terms have the following respective meanings unless the context requires otherwise:

          (a) The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall as a class, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

          (b) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

          (c) The term "Original Issue Date" means _______________________, the date as of which the Warrants were first issued.

          (d) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 hereof or otherwise.

          (e) The term "Purchase Price" shall be the then applicable exercise price for one share of Common Stock hereunder.

          (f) The term "Securities Acts" means the Securities Act of 1933, as amended, and the securities or blue sky laws of any jurisdiction applicable to any exercise, transfer or surrender for exchange of the Warrants or of Common Stock (or Other Securities) previously issued upon exercise of the Warrants.

          (g) The term "Warrants" means the warrants represented by this instrument.

     1. Sale or Exercise Without Registration. Subject to the provisions of
Section 12 hereof, if, at the time of any exercise, transfer or surrender for exchange of any Warrants or of Common Stock (or Other Securities) previously issued upon the exercise of Warrants, such Warrants or Common Stock (or Other Securities) shall not be registered under the Securities Acts, the Company may require, as a condition of allowing such exercise, transfer or exchange, that
(i) the holder or transferee of such Warrants or Common Stock (or Other Securities), as the case may be, furnish to the Company a satisfactory opinion of counsel to the effect that such exercise, transfer or exchange may be made without registration under the Securities Acts and (ii) the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, provided that the disposition thereof shall at all times be within the control of such holder or transferee, as the case may be. The Warrantholder represents to the Company that he is acquiring the Warrants for investment and not with a view to the distribution thereof.

     2. Exercise of Warrants.

        2.1 Exercise in Full. Subject to the provisions hereof, the Warrants may be exercised in full by the holder hereof by surrender of this instrument, with the Warrant Exercise Form attached hereto duly executed by such holder, to the Company at its principal office in Dallas County, Texas, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this instrument (without giving effect to any adjustment therein) by the Purchase Price.

        2.2 Partial Exercise. Subject to the provisions hereof, the Warrants may be exercised in part by surrender of this instrument in the manner and at the place provided in Subsection 2.1, except that the amount payable by the holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the holder in the Warrant Exercise Form attached hereto by (b) the Purchase Price. Upon any such partial exercise, the Company will forthwith issue and deliver to the holder hereof a new Common Stock Purchase Warrant of like tenor, in the name of the holder hereof, calling in the aggregate on the face thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this instrument minus the number of such shares designated by the holder in the Warrant Exercise Form attached hereto. No fractional shares of Common Stock may be purchased upon exercise of any Warrants.

     3. Delivery of Stock Certificates, Etc. on Exercise. As soon as practicable after the exercise of the Warrants in full or in part, the Company will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or Other Securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 4 hereof or otherwise.

     4. Adjustment for Dividends in Other Stock, Property, Etc.;
Reclassification, Etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (a) other or additional stock or Other Securities or property (other than cash) by way of dividend, or

          (b) any cash paid or payable (including, without limitation, by way of dividend), except out of earned surplus of the Company, or

          (c) other or additional (or less) stock or Other Securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case, the holder of the Warrants, upon the exercise thereof as provided in Section 2 hereof, shall be entitled to receive the amount of stock and Other Securities and property (including cash in the cases referred to in Subsections (b) and (c) of this Section 4) which such holder would hold on the date of such exercise if on the Original Issue Date such holder had been the holder of record of the number of shares of Common Stock called for on the face of this instrument and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional (or less) stock and Other Securities and property (including cash in the cases referred to in Subsections (b) and (c) of this Section 4) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Section 5 hereof.

     5. Reorganization, Consolidation, Merger, Etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this instrument, upon the exercise of the Warrants as provided in
Section 2 hereof at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Common Stock (or Other Securities) issuable upon such exercise prior to such consummation or such effective date, the stock and Other Securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised the Warrants immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4 hereof.

     6. Notices of Record Dates, Etc. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder of the Warrants a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, unless the date so specified is officially established less than 20 days in advance of such date, in which case such notice shall be mailed not later than three (3) business days after such date is officially established.

     7. Reservation of Stock, Etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the

Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

     8. Listing on Securities Exchanges. If, at the time any of the Warrants are exercised, the Company's Common Stock or Other Securities then subject to such Warrants are listed on any national securities exchange and the shares issuable upon exercise of such Warrants have not already been so listed, the Company will, at its expense, promptly file an application to list on such exchange, subject to official notice of issuance, all shares of Common Stock or Other Securities, as the case may be, from time to time issuable upon the exercise of the Warrants, and will use its best efforts to cause such shares to be so listed as promptly as reasonably possible. In the event such a listing application must be filed following the exercise of any Warrants, the Company may postpone the issuance and delivery of the shares issuable in respect thereof until the listing of such shares has been completed.

     9. Exchange of Warrants. Subject to the provisions of Section 12 hereof, upon surrender for exchange of this instrument, properly endorsed, to the Company, the Company at its own expense will issue and deliver to the holder thereof a new Common Stock Purchase Warrant of like tenor, in the name of such holder, calling in the aggregate on the face thereof for the number of shares of Common Stock that are subject to purchase upon exercise of the Warrants represented by this instrument.

     10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this instrument and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this instrument, the Company at its expense will execute and deliver, in lieu thereof, a new Common Stock Purchase Warrant of like tenor.

     11. Warrant Agent. The Company may, by written notice to the holder of the Warrants, appoint an agent having an office in Dallas County, Texas for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 2 hereof, exchanging instruments representing the Warrants pursuant to Section 9 hereof, and replacing instruments representing the Warrants pursuant to Section 10 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     12. Restriction on Transfer, Etc. The Warrants and this instrument are issued upon the following terms, to all of which the holder or owner hereof by the taking hereof consents and agrees:

          (a) notwithstanding any term or provision hereof to the contrary, this instrument and the Warrants (and any instrument for which this instrument may be exchanged or replaced) may not be transferred or assigned except by will or pursuant to the laws of descent and distribution, and any such transfer or assignment by will or pursuant to the laws of descent and distribution shall be subject to the conditions set forth in Section 1 hereof; and

          (b) until the Warrants are transferred on the books of the Company, the Company may treat the registered holder of this instrument as the absolute owner hereof and of the Warrants for all purposes, notwithstanding any notice to the contrary.

     13. Notices, Etc. All notices and other communications from the Company to the holder of the Warrants shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to and at the address of the last holder of the Warrants who has so furnished an address to the Company.

     14. Miscellaneous. This instrument and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS INSTRUMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. The headings in this instrument are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

Dated: ____________________

                                              CARRINGTON LABORATORIES, INC.




                                              By:
                                                  ------------------------------
                                                            President

                          CARRINGTON LABORATORIES, INC.

                              WARRANT EXERCISE FORM

     The undersigned, being the owner and holder of the attached Common Stock Purchase Warrant, hereby exercises the right to purchase _____________ shares of Common Stock of Carrington Laboratories, Inc., in accordance with the terms and conditions of such Common Stock Purchase Warrant, and herewith makes payment in full of the aggregate Purchase Price of such shares, in the amount of $______________.

     Please issue and deliver a certificate or certificates representing such shares, registered in the name of the undersigned, to the undersigned at the address set forth below. If the number of shares hereby purchased is not all of the shares purchasable under the attached Common Stock Purchase Warrant, please also issue and deliver to the undersigned, at the address set forth below, a new Common Stock Purchase Warrant of like tenor, registered in the name of the undersigned, covering the number of shares remaining purchasable under the attached Common Stock Purchase Warrant.


     Dated:
           -------------------------

Address:                                    ------------------------------------
                                            Signature
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                                            Type or Print Name
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                                            Social Security Number